Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of US Energy Systems Inc (the "Company") on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"),Lawrence I. Schneider the Chief Executive Officer and Richard J. Augustine the Chief Accounting Officer, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  March 31, 2005

U. S. ENERGY SYSTEMS, INC.

By:  /s/ LAWRENCE I. SCHNEIDER
   --------------------------------
          Lawrence I. Schneider
         Chief Executive Officer

By:  /s/ RICHARD J. AUGUSTINE
   --------------------------------
           Richard J. Augustine
         Chief Accounting Officer
      (Principal Accounting Officer)